NOTICE OF GUARANTEED DELIVERY
                           For Shares of Common Stock of

                          LIBERTY ALL-STAR GROWTH FUND, INC.
                     Subscribed for under the Primary Subscription
                        and the Over-Subscription Privilege
                          (together, the "Rights Offering")


     Liberty All-Star Growth Fund, Inc. (the "Fund") issued to its shareholders of record, as of the close of business on August 11, 2003 ("Record Date"), non-transferable rights ("Rights") in the ratio of one Right for each whole share of the Fund's common stock held on the Record Date, generally entitling the holders thereof to subscribe for new Shares (the "Shares") at a rate of one new Share of common stock of the Fund for each eight Rights held (the "Primary Subscription") with the right to subscribe for additional Shares not subscribed for by others in the Primary Subscription (the "Over-Subscription Privilege"). At its discretion, the Fund may increase the amount of Shares offered in an amount of up to 25% of the primary offering amount to cover over-subscription requests. The terms and conditions of the Rights Offering are set forth in the Prospectus, which is incorporated into this document by reference. Capitalized terms herein shall have the same meaning as defined in the Prospectus. As set forth in the Prospectus, this form, or one substantially equivalent hereto, may be used as a means of effecting subscription and payment for all Shares subscribed for under the Primary Subscription and the Over-Subscription Privilege. This form may be delivered by hand or sent by facsimile transmission, overnight courier or first class mail to the Subscription Agent.

                          The Subscription Agent is:
                        EQUISERVE TRUST COMPANY, N.A.
                        Attention: Corporate Actions

     By First-Class Mail:                                    By Facsimile:
       P.O. Box 859208                                       (781) 380-3388
    Braintree, MA 02185-9208

                                 Confirm by telephone to:
                                 (781) 843-1833, ext. 200

 By Express Mail or Overnight Courier:                  By Hand:
     161 Bay State Road                           Securities Transfer and
     Braintree, MA 02184                           Reporting Services, Inc.
                                                   c/o EquiServe
                                                  100 Williams St. Galleria
                                                     New York, NY 10038

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm, bank or trust company or other nominee that completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery of Payment to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date, September 11, 2003, unless the Offer is extended by the Fund. This Notice of Guaranteed Delivery guarantees delivery to the Subscription Agent of (a) payment in full for all subscribed Shares, and (b) a properly completed and signed Subscription Certificate (which certificate and full payment must then be delivered no later than the close of business on September 16, 2003, the third business day after the Expiration Date, unless extended). Failure to deliver this Notice or to make the delivery guaranteed will result in a forfeiture of the Rights.

                                    GUARANTEE

     The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, hereby guarantees delivery to the Subscription Agent by no later than 5:00 p.m., New York City time, on September 16, 2003 (unless extended as described in the Prospectus) of (a) a properly completed and executed Subscription Certificate and (b) payment of the full estimated Subscription Price for Shares subscribed for on Primary Subscription and for any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Subscription Certificate.

                                                      (continued on other side)

                                                  Broker Assigned Control#_____

                            LIBERTY ALL-STAR GROWTH FUND, INC.

1.   Primary                    Number of Rights      Number of Shares pursuant to     Payment to be made in
     Subscription               to be exercised       Primary Subscription requested   connection with
                                                      for which you are guaranteeing   Shares from Primary
                                                      delivery of Rights and payment   Subscription

                                _______Rights    =     ______________Shares              $_________________
                                                       (Rights / by 8)


2.   Over-Subscription                                Number of Shares pursuant to     Payment to be made in
                                                      Over-Subscription requested      connection with Shares from
                                                      for which you are guaranteeing   Over-Subscription
                                                      payment

                                                       ______________Shares              $__________________

3.   Totals                     Total Number of       Total Number of Shares
                                Rights to be          Requested
                                Delivered

                                  _______Rights        ___________Shares               $______________
                                                                                        Total Payment



Method of delivery (circle one)

A.   Through Depository Trust Company ("DTC")

B. Direct to EquiServe, as Subscription Agent. Please indicate below how the Rights to be delivered should be registered.

               -------------------------------------

               -------------------------------------

               -------------------------------------


     Please sign a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC. In addition, please note that if you are guaranteeing for Shares subscribed pursuant to the Over-Subscription Privilege and you are a DTC participant, you must also execute and forward to EquiServe a DTC Participant Over-Subscription Exercise form.

   ---------------------------------                 --------------------------
   Name of Firm                                      Authorized Signature

   ---------------------------------                 --------------------------
   DTC Participant Number                            Title

  ----------------------------------                 --------------------------
   Address                                           Name (Please Type or Print)

   ---------------------------------                 --------------------------
    Zip Code                                         Phone Number

   ---------------------------------                 --------------------------
   Contact Name                                      Date